UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 28, 2005, Lyondell Chemical Company (the “Company”) issued a press release announcing its results for the second quarter of 2005, which is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 2.02.

The Company will host a conference call on July 28, 2005 at 11:30 a.m. Eastern Time to discuss its results. The call will be broadcast live on the Company’s web site at www.lyondell.com/earnings. A replay of the call will be available on the Company’s web site at www.lyondell.com/earnings at 2:30 p.m. Eastern Time on July 28, 2005. Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including the earnings release, will be available at 11:30 a.m. Eastern Time on July 28, 2005 at www.lyondell.com/earnings.

Item 8.01 Other Events

On July 28, 2005, the Company announced that it has called the final $200 million of its 9.875% Senior Secured Notes, Series B, which mature in 2007. The call price is 102.469% of par, and the debt will be paid on August 29, 2005 at the conclusion of the call period. The Company has now called the entire $1 billion of these notes. The Company’s July 28, 2005 press release regarding the matter is being filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release

99.2	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: July 28, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release

99.2	Press Release